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                                                                       Exhibit 5


                              FROST BROWN TODD LLC
                                 2200 PNC Center
                               201 E. Fifth Street
                           Cincinnati, Ohio 45202-4182
                                 (513) 651-6800
                            Facsimile (513) 651-6981
(513) 651-6800               www.frostbrowntodd.com
                                                                  April 19, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  First Financial Bancorp.: Form S-8 Registration Statement

Ladies and Gentlemen:

         We are counsel for First Financial Bancorp., an Ohio corporation (the "Company"), which is named as the Registrant in a Registration Statement on Form S-8 that is being filed on or about April 19, 2002 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 1,500,000 common shares, without par value (the "Common Shares"), of the Company, which shares are to be issued pursuant to the First Financial Bancorp. Thrift Plan and Trust (the "Plan").

         As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

         With respect to the Common Shares registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares, when distributed pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter with the Commission as an Exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ FROST BROWN TODD LLC